EXHIBIT 99.1

STEC Announces Fourth Quarter and Full-Year 2011 Results

SANTA ANA, Calif., Feb. 28, 2012 (GLOBE NEWSWIRE) -- STEC, Inc. (Nasdaq:STEC), The SSD Company™, announced today the Company's financial results for the fourth quarter and full-year ended December 31, 2011.

Revenue for the fourth quarter of 2011 was $58.1 million, a decrease of 38.1% from $93.9 million for the fourth quarter of 2010 and a decrease of 19.9% from $72.5 million for the third quarter of 2011.

GAAP gross profit margin was 41.1% for the fourth quarter of 2011, compared to 45.2% for the fourth quarter of 2010 and 45.8% for the third quarter of 2011. GAAP diluted loss per share from continuing operations was $0.08 for the fourth quarter of 2011, compared to GAAP diluted earnings per share from continuing operations of $0.34 for the fourth quarter of 2010 and $0.09 for the third quarter of 2011.

Non-GAAP gross profit margin was 41.5% for the fourth quarter of 2011, compared to 45.3% for the fourth quarter of 2010 and 46.0% for the third quarter of 2011. Non-GAAP diluted loss per share from continuing operations was $0.02 for the fourth quarter of 2011, compared to non-GAAP diluted earnings per share from continuing operations of $0.35 for the fourth quarter of 2010 and $0.14 for the third quarter of 2011.

Revenue for full-year 2011 was $308.1 million, an increase of 10.0% from $280.1 million for 2010. GAAP gross profit margin was 43.6% for 2011, compared to 43.4% for 2010. GAAP full-year 2011 diluted earnings per share from continuing operations was $0.50, compared to full-year 2010 diluted earnings per share from continuing operations of $0.56.

Non-GAAP gross profit margin was 43.8% for full-year 2011, compared to 43.6% for 2010. Non-GAAP diluted earnings per share from continuing operations was $0.70 for full-year 2011, compared to $0.69 for 2010.

A reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

Business Outlook

"As we reported last quarter, our business remains in a relatively stable pattern as we continue to qualify our new products with customers," said Manouch Moshayedi, STEC's Chairman and Chief Executive Officer. "We are encouraged by the signs of the market growth for enterprise SSDs and by the specific feedback we are getting from our early customer engagements around our new products.

"The fourth generation of ZeusIOPS® is the latest version of our flagship product that offers industry-leading performance and makes MLC Flash viable for the enterprise at significantly lower price points.

"Our MACH16™ and PCIe SSDs have also been designed with key differentiators as we begin to compete more aggressively in the datacenter and server environments.

"All three of these product lines incorporate our proprietary CellCare™ and ASIC technologies and along with early versions of our software caching product EnhanceIO™ are now in qualification with customers.

"While we acknowledge that competitive challenges persist, we are confident in the robustness of our solutions and in our abilities to innovate to meet our customers' needs. We are still anticipating that many of our customers will complete their qualification of our products by the end of the second quarter of 2012. However, until qualifications are completed, we cannot accurately project what the sell-through of these products will be."

Guidance

STEC's current expectation for the first quarter of 2012 is as follows:

  Revenue to range from $49 million to $51 million.
  Diluted non-GAAP loss per share to range from $0.14 to $0.16.

STEC's projected non-GAAP loss per share results exclude employee stock compensation expense and other items that the Company does not consider indicative of its underlying business performance.

Conference Call

STEC will hold an open conference call to discuss results for the fourth quarter and full-year 2011. The call will take place today at 1:30 p.m., Pacific/ 4:30 p.m., Eastern. The call-in numbers for the conference are (877) 645-6380 (United States and Canada) and (914) 495-8562 (International).

Webcast

This call will be webcast. The webcast can be accessed by clicking on the red "Investors" tab at the top of the home page at www.stec-inc.com. Then click on the "Audio Presentations" button.

Replay

The webcast will also be archived and available for replay beginning approximately two hours after the live call concludes.

About STEC, Inc. (Nasdaq:STEC)

STEC, Inc., The SSD Company™, is a leading global provider of solid-state drive (SSD) technologies and solutions tailored to meet the high-performance, high-reliability needs of original equipment manufacturers (OEMs). With headquarters in Santa Ana, California and locations worldwide, STEC leverages almost two decades of solid-state knowledge and experience to deliver the most comprehensive line of SSDs to the storage industry.

For information about STEC and to subscribe to the Company's "Email Alerts" service, please visit STEC's web site at www.stec-inc.com, click on the red "Investors" tab at the top of the home page and then click "Email Alerts."

The STEC, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1079

STEC, the STEC logo, The SSD Company, CellCare, EnhanceIO, MACH16, and ZeusIOPSare either registered trademarks or trademarks of STEC, Inc. in the United States and certain other countries. All other trademarks or brand names referred to herein are the property of their respective owners.

Use of Non-GAAP Financial Information To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), STEC uses non-GAAP financial measures (non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations) that exclude employee stock compensation, securities and derivative action litigation costs, intellectual property litigation costs, employee severance, special charges for restructuring, Malaysia government incentive grant income and contract termination settlement proceeds. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of STEC's financial performance and future prospects by being more reflective of the Company's core, recurring operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. Difficulties in forecasting the non-GAAP items include the timing of issuing employee stock compensation, which could impact the valuation and related expense, and the timing of receiving incentive grant income from the Malaysian government. These items could be materially significant in the Company's GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in tables included in this release. Certain amounts reported in prior releases may have been reclassified to conform to the current quarter's non-GAAP presentation.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning growing acceptance, adoption and qualification of SSDs within the Enterprise-Storage and Enterprise-Server markets; anticipated increased activity from STEC's customers; the benefits from CellCare and other developing technologies; STEC's abilities to innovate to meet its customers' needs; the capabilities, performance and cost savings of STEC's products and solutions; the rapidly growing storage industry; and expected first quarter 2012 revenue and earnings per share. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Although STEC believes that the forward-looking statements contained in this release are reasonable, it can give no assurance that its expectations will be fulfilled. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed in filings with the Securities and Exchange Commission made from time to time by STEC, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Special attention is directed to the portions of those documents entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The information contained in this press release is a statement of STEC's present intention, belief or expectation. STEC may change its intention, belief, or expectation, at any time and without notice, based upon any changes in such factors, in STEC's assumptions or otherwise. STEC undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

STEC, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	December 31, 2011	December 31, 2010
ASSETS:
Current Assets:
Cash and cash equivalents	$ 180,853	$ 170,457
Accounts receivable, net of allowances of $3,010 at December 31, 2011 and $3,853 at December 31, 2010	30,475	47,831
Inventory	58,629	88,968
Other current assets	8,967	4,606
Total current assets	278,924	311,862

Leasehold interest in land	2,549	2,596
Property, plant and equipment, net	34,287	35,037
Goodwill	1,682	1,682
Long-term intangible assets	6,185	5,173
Deferred income taxes	12,137	9,304
Other long-term assets	818	--
Total assets	$ 336,582	$ 365,654

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:
Accounts payable	$ 6,837	$ 25,762
Accrued and other liabilities	14,309	13,470
Total current liabilities	21,146	39,232

Other long-term payables	5,083	4,248

Commitments and contingencies	--	--
Shareholders' Equity:
Preferred stock, $0.001 par value, 20,000 shares authorized, no shares issued and outstanding	--	--
Common stock, $0.001 par value, 100,000 shares authorized, 46,110 shares issued and outstanding as of December 31, 2011 and 51,046 shares issued and outstanding as of December 31, 2010	46	51
Additional paid-in capital	132,211	169,127
Retained earnings	178,096	152,996
Total shareholders' equity	310,353	322,174
Total liabilities and shareholders' equity	$ 336,582	$ 365,654

STEC, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net revenues	$ 58,135	$ 93,918	$ 308,059	$ 280,149
Cost of revenues	34,260	51,430	173,852	158,430
Gross profit	23,875	42,488	134,207	121,719

Sales and marketing	6,236	5,703	23,790	19,396
General and administrative	7,917	7,517	30,563	28,623
Research and development	15,148	12,054	54,656	44,148
Special charges	--	413	--	990
Total operating expenses	29,301	25,687	109,009	93,157

Operating (loss) income	(5,426)	16,801	25,198	28,562
Other income	58	1,942	107	2,579
(Loss) income from continuing operations
before benefit (provision) for income taxes	(5,368)	18,743	25,305	31,141
Benefit (provision) for income taxes	1,782	(1,245)	(205)	(2,440)
(Loss) income from continuing operations	(3,586)	17,498	25,100	28,701

Discontinued operations:
Loss from operations of Consumer Division	--	--	--	(261)
(Provision) benefit for income taxes	--	(11)	--	98
Loss from discontinued operations	--	(11)	--	(163)
Net (loss) income	$ (3,586)	$ 17,487	$ 25,100	$ 28,538

Net (loss) income per share:
Basic:
Continuing operations	$ (0.08)	$ 0.34	$ 0.50	$ 0.57
Discontinued operations	--	--	--	(0.01)
Total	$ (0.08)	$ 0.34	$ 0.50	$ 0.56
Diluted:
Continuing operations	$ (0.08)	$ 0.34	$ 0.50	$ 0.56
Discontinued operations	--	--	--	(0.01)
Total	$ (0.08)	$ 0.34	$ 0.50	$ 0.55

Shares used in per share computation:
Basic	46,106	50,956	49,847	50,699
Diluted	46,106	52,063	50,652	51,432

STEC, INC.

Non-GAAP Reconciliations

The non-GAAP financial measures included in the following tables are non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin percentage, non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations, which adjust for the following items: (a) employee stock compensation expense, (b) securities and derivative action litigation costs, (c) intellectual property litigation costs, (d) employee severance, (e) special charges related to restructuring costs, (f) Malaysia government incentive grant income and (g) contract termination settlement proceeds. Management believes these non-GAAP financial measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core, recurring operational activities and are more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Details of the items excluded from GAAP financial results in calculating non-GAAP financial measures and explanatory footnotes are as follows:

a)      Employee stock compensation costs incurred in connection with Accounting Standards Codification 718, "Compensation -- Stock Compensation," have been excluded as management omits these expenses when evaluating its core operating activities, for strategic decision making, forecasting future results and evaluating current performance.

b)      In the fourth quarter of 2009 and first quarter of 2010, certain class action securities complaints and shareholder derivative actions were filed against the Company and certain officers and directors of the Company. Under the Company's Directors and Officers insurance policies, certain legal fees are not reimbursable. Management believes these legal fees not eligible for insurance reimbursement should be excluded when evaluating core operations.

c)      On September 7, 2011, Solid State Storage Solutions, Inc. filed a patent infringement suit against the Company and several other defendants. According to the complaint, the patents relate to solid-state drives employing a controller chip and a plurality of NAND flash devices. The Company believes the lawsuit is without merit and intends to vigorously defend itself. Management believes that legal fees and expenses incurred in conjunction with this lawsuit should be excluded when evaluating core operations and current performance.

d)      Employee severance relates to one-time costs incurred related to the termination of certain U.S.-based employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

e)      Special charges relate to a restructuring plan that the Company implemented during the first quarter of 2009. The Company completed the first phase of the restructuring plan at the end of the first quarter of 2010 and started the second phase of the restructuring plan in the second quarter of 2010. These charges include expenses related to a reduction in the Company's workforce and asset impairment charges. The special charges primarily impacted U.S.-based operations and employees as part of the overall transition of certain operations to the Company's facility in Penang, Malaysia. Management believes that costs incurred in connection with the restructuring plan, which were primarily related to workforce reduction severance costs and consolidation of facilities expenses are non-recurring in nature and should be excluded when evaluating core operations.

f)       Malaysia government grant incentive income relates to proceeds received from the Ministry of International Trade and Industry ("MITI") in Malaysia. The grants are provided by MITI as incentive for the Company incurring research and development expenses and employee training costs for its operations in Malaysia. Since the grants represent reimbursement of expenses that were previously included by the Company as a non-GAAP item under Malaysia start-up costs, the Company has reversed the related grant reimbursement income from its 2010 non-GAAP results.

g)      During the fourth quarter of 2010, the Company received proceeds in conjunction with a customer contract termination settlement. Since the contract settlement proceeds are non-recurring, management believes that it should be excluded when evaluating core operations.

h)      The amount represents the estimated income tax effect of the non-GAAP adjustments. Starting in the second quarter of 2011, the Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item. Prior to the second quarter of 2011, the Company utilized the consolidated effective tax rate to estimate the tax effect of non-GAAP adjustments.

STEC, INC.
Schedule Reconciling GAAP Income From Continuing Operations to Non-GAAP Income From Continuing Operations
($ in thousands, except per share amounts)
(unaudited)

	For the Quarters Ended			For the Years Ended
	December 31,	December 31,	September 30,	December 31,
	2011	2010	2011	2011	2010
GAAP (loss) income from continuing operations	$ (3,586)	$ 17,498	$ 4,844	$ 25,100	$ 28,701

The non-GAAP amounts have been adjusted to exclude the following items:

Excluded from cost of sales:
Employee stock compensation (a)	$ 232	$ 95	$ 154	$ 623	$ 346
	232	95	154	623	346
Excluded from operating expenses:
Employee stock compensation (a)	3,596	2,554	3,518	12,886	8,834
Securities and derivative action litigation costs (b)	191	--	--	191	--
IP litigation costs (c)	132	--	--	132	--
Employee severance (d)	--	--	--	--	84
Special charges - restructuring costs (e)	--	413	--	--	990
	3,919	2,967	3,518	13,209	9,908
Excluded from other income:
Malaysia government incentive grant income (f)	--	--	--	--	(327)
Contract termination settlement proceeds (g)	--	(2,000)	--	--	(2,000)
	--	(2,000)	--	--	(2,327)

Total non-GAAP adjustments before income tax	4,151	1,062	3,672	13,832	7,927
Income tax effect on non-GAAP adjustments (h)	(1,428)	(83)	(1,158)	(3,716)	(1,386)

Net effect of adjustments to GAAP net (loss) income	2,723	979	2,514	10,116	6,541
Non-GAAP (loss) income from continuing operations	$ (863)	$ 18,477	$ 7,358	$ 35,216	$ 35,242

GAAP diluted (loss) earnings per share from continuing operations	$ (0.08)	$ 0.34	$ 0.09	$ 0.50	$ 0.56
Impact of non-GAAP adjustments on diluted earnings per share	0.06	0.01	0.05	0.20	0.13
Non-GAAP diluted (loss) earnings per share from continuing operations	$ (0.02)	$ 0.35	$ 0.14	$ 0.70	$ 0.69

(a) - (h) See corresponding footnotes above.

STEC, INC.
Selected Non-GAAP Financial Information
($ in thousands)
(unaudited)

	For the Quarters Ended			For the Years Ended,
	December 31,	December 31,	September 30,	December 31,	December 31,
	2011	2010	2011	2011	2010

GAAP gross profit	$ 23,875	$ 42,488	$ 33,212	$ 134,207	$ 121,719
Employee stock compensation (a)	232	95	154	623	346
Non-GAAP gross profit	$ 24,107	$ 42,583	$ 33,366	$ 134,830	$ 122,065

GAAP gross profit %	41.1%	45.2%	45.8%	43.6%	43.4%
Effect of reconciling item on gross profit %	0.4%	0.1%	0.2%	0.2%	0.2%
Non-GAAP gross profit %	41.5%	45.3%	46.0%	43.8%	43.6%

GAAP operating expenses	$ 29,301	$ 25,687	$ 27,688	$ 109,009	$ 93,157
Employee stock compensation (a)	(3,596)	(2,554)	(3,518)	(12,886)	(8,834)
Securities and derivative action litigation costs (b)	(191)	--	--	(191)	--
IP litigation costs (c)	(132)	--	--	(132)	--
Employee severance (d)	--	--	--	--	(84)
Special charges - restructuring costs (e)	--	(413)	--	--	(990)
Non-GAAP operating expenses	$ 25,382	$ 22,720	$ 24,170	$ 95,800	$ 83,249

GAAP operating (loss) income	$ (5,426)	$ 16,801	$ 5,524	$ 25,198	$ 28,562
Employee stock compensation (a)	3,828	2,649	3,672	13,509	9,180
Securities and derivative action litigation costs (b)	191	--	--	191	--
IP litigation costs (c)	132	--	--	132	--
Employee severance (d)	--	--	--	--	84
Special charges - restructuring costs (e)	--	413	--	--	990
Non-GAAP operating (loss) income	$ (1,275)	$ 19,863	$ 9,196	$ 39,030	$ 38,816

GAAP operating margin %	-9.3%	17.9%	7.6%	8.2%	10.2%
Effect of reconciling items on operating margin %	7.1%	3.2%	5.1%	4.5%	3.7%
Non-GAAP operating margin %	-2.2%	21.1%	12.7%	12.7%	13.9%

(a) - (e) Refer to the corresponding footnotes above.
CONTACT: STEC, Inc.
         Mitch Gellman, Vice President of Investor Relations
         (949) 260-8328
         ir@stec-inc.com